UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)
Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283

(Commission File Number)	(IRS Employer Identification No.)

One SE Convenience Blvd., Ankeny, Iowa	50021

(Address of principal executive Offices)	(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)
NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CASY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2019, the Board of Directors (the "Board") of Casey’s General Stores, Inc. (the "Company") approved an Officer Severance Plan covering certain Senior Vice Presidents and Vice Presidents of the Company, including William J. Walljasper (Senior Vice President and Chief Financial Officer), Julia L. Jackowski (Senior Vice President - Corporate General Counsel and Secretary) and John C. Soupene (Senior Vice President - Operations) (the "NEOs").

The Officer Severance Plan provides that in the event an NEO’s employment is terminated by the Company without cause or by the NEO for good reason (each, as defined in the Officer Severance Plan), the NEO would be entitled to cash severance payments equal to 18 months’ base salary and an amount equal to 18 months of the NEO’s monthly COBRA premiums, in each case, payable in equal installments over 18 months following such termination subject to the NEO’s execution of and compliance with a separation agreement and general release in favor of the Company, which will include confidentiality, non-competition and non-solicitation covenants.  In the event an NEO breaches the separation agreement, the NEO would forfeit the unpaid portion of any severance payments. In the event of a termination of employment that entitles the NEO to severance under any change of control or similar agreement, the NEO would instead become eligible for all of the rights, payments and benefits set forth in such change of control agreement.

The foregoing summary of the Officer Severance Plan is a general description only and is qualified in its entirety by reference to the full text of the Officer Severance Plan, which is filed as Exhibit 10.1 to this Current Report, and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Incorporation Amendment

As described in Item 5.07, at the Company's annual shareholders' meeting held on September 4, 2019 (the "Annual Meeting"), the Company's shareholders approved an amendment to the Second Restatement of the Restated and Amended Articles of Incorporation of the Company (the “Articles”) to increase the permissible range of the Board of Directors from 4-9 directors to 7-12 directors, with the precise number of directors to be determined by the Board of Directors from time to time.

The foregoing description is qualified in its entirety by reference to the Articles of Amendment as filed with the Iowa Secretary of State on September 6, 2019, a copy of which is attached as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

By-Laws Amendment

On September 5, 2019, the Board, acting on a recommendation of its Nominating and Corporate Governance Committee: (i) approved an amendment to the Fourth Amended and Restated By-laws (the “By-Laws”) to delete Article III, Section 14, subsection (b), which subsection required the Board to have an Executive Committee (the “By-Laws Amendment”), and re-letter the remaining subsections accordingly; and (ii) dissolved the Executive Committee.

The foregoing description of the By-Laws Amendment is qualified in its entirety by reference to the Amendment to By-Laws, a copy of which is attached as Exhibit 3.2(a) to this Current Report and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 4, 2019, the Company held the Annual Meeting. In addition to the election of four directors, three other proposals were acted upon at the Annual Meeting, each of which is described briefly below. The matters voted upon and results were as follows:

1.    The following nominees were elected, by a majority of the votes cast at the Annual Meeting, to serve until the next annual shareholders' meeting and until their successors are elected and qualified:

Nominee	For	Against	Abstentions	Broker Non-Votes
H. Lynn Horak	30,897,448	354,728	51,071	3,708,662
Judy A. Schmeling	31,130,300	125,629	47,318	3,708,662
Allision M. Wing	31,123,626	133,670	45,951	3,708,662
Darren M. Rebelez	31,170,683	59,572	72,992	3,708,662

2.    The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2020 was ratified by a majority of the votes cast at the Annual Meeting:

For	Against	Abstentions	Broker Non-Votes
34,183,659	742,673	85,577	---

3.    The advisory vote on the compensation of the Company’s named executive officers was approved by a majority of the votes cast at the Annual Meeting:

For	Against	Abstentions	Broker Non-Votes
30,547,207	682,038	74,002	3,708,662

4.    The amendment to the Articles to increase the permissible range of the Board of Directors from 4-9 directors to 7-12 directors, with the precise number of directors to be determined by the Board of Directors from time to time, was approved by at least two-thirds of the shares entitled to vote at the Annual Meeting:

For	Against	Abstentions	Broker Non-Votes
30,735,132	445,287	122,828	3,708,662

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.        Description

3.1	Articles of Amendment to the Second Restatement of the Restated and Amended Articles of Incorporation
3.2(a)	Amendment to Fourth Amended and Restated By-Laws
10.1	Casey's General Stores, Inc. Officer Severance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Dated: September 9, 2019	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and
Chief Financial Officer